NY Residential REIT, LLC 1-A POS

Exhibit 1.1

NY Residential REIT, LLC

Common Shares of Limited Liability Company Interest

UNDERWRITING AGREEMENT

[ ● ], 2017

W.R. Hambrecht + Co., LLC

909 Montgomery Street, 3rd Floor

San Francisco, California 94133

Dear Ladies and Gentlemen:

NY Residential REIT, LLC, a Delaware limited liability company (the “Company”), together with NY Res REIT LP, a Delaware limited partnership (the “Operating Partnership,” and collectively with the Company, the “Transaction Entities”) propose, subject to the terms and conditions contained in this Underwriting Agreement (this “Agreement”), that the Company issue and sell common shares of limited liability company interest (the “Common Shares”), to investors (collectively, the “Investors”) in an initial public offering pursuant to Regulation A through you as underwriter (the “Underwriter”), acting on a best efforts basis only, in connection with such sales. The Common Shares to be sold in this offering are referred to herein as the “Shares.” The Shares are more fully described in the Offering Statement (as hereinafter defined).

The Transaction Entities hereby confirm their agreements with the Underwriter concerning the purchase and sale of the Shares, as follows:

1. Agreement to Act on a Best Efforts Basis. On the basis of the representations, warranties and agreements of the Transaction Entities herein contained and subject to all the terms and conditions of this Agreement, the Underwriter agrees to act on a best efforts, min/max basis only, in connection with the offering, issuance and sale by the Company of the Shares to the Investors (the “Offering”). Under no circumstances will the Underwriter be obligated to underwrite or purchase any of the Shares for their own account or otherwise provide any financing. The Company will pay to the Underwriter a fee equal to six percent (6%), subject to adjustment as described below (the “Fee”) of the gross offering proceeds received by the Company from the sale of the Shares. Notwithstanding the foregoing, the Underwriter shall receive a reduced Fee equal to two percent (2%) of the gross offering proceeds from the sale of Shares to Investors sourced or introduced to the Company and/or the Underwriter by Commencement Capital LLC (the “Sponsor”) or by any non broker-dealer third party engaged by the Sponsor or the Company. The Underwriter shall not receive any Fee from offering proceeds from the sale of Shares to the Sponsor or any affiliate of the Sponsor.

The Underwriter shall have the right to enter into selected dealer agreements (“Selected Dealer Agreements”) with other broker-dealers participating in the Offering (each dealer being referred to herein as a “Dealer” and said dealers being collectively referred to herein as the “Dealers”). The Fee shall be re-allowable, in whole or in part, to the Dealers. The Company will not be liable or responsible to any Dealer for direct payment of compensation to any Dealer, it being the sole and exclusive responsibility of the Underwriter for payment of compensation to Dealers. Each Dealer is hereby expressly made a third party beneficiary of Sections 3 and 8 of this Agreement.

 The Underwriter may elect, in its sole discretion, to receive a reduced Fee on the purchase of Shares sold to: (i) clients of investment advisors registered under the Investment Advisers Act of 1940, as amended or under applicable state securities laws (other than any registered investment advisor that is also registered as a broker-dealer, with the exception of clients who have “wrap” accounts which have asset based fees with such advisor); (ii) clients of Dealers with whom the Underwriter has agreed to re-allow less than 4.0% of the Fee (collectively, “Reduced Fee Purchasers”). Upon the request of the Underwriter, the Company shall discount the purchase price of the Common Shares sold to any Reduced Fee Purchaser by an amount per Common Share equal to up to a maximum discount of the total reduction in Fee with respect to such Reduced Fee Purchaser.

2. Delivery and Payment.

(i) On or after the date of this Agreement, but in all events prior to the acceptance of any Investor funds, the Company, the Underwriter and Prime Trust, LLC (the “Escrow Agent”) will enter into an Escrow Agreement substantially in the form included as an exhibit to the Offering Statement (the “Escrow Agreement”), governing an escrow account established, at the Company’s expense, for the benefit of the Investors (the “Escrow Account”).

(ii) Prior to the Closing Date (defined below), (i) each Investor will execute and deliver a Purchaser Questionnaire and Subscription Agreement (each, an “Investor Subscription Agreement”) to the Company and the Company will make available to the Underwriter and the Escrow Agent copies of each such Investor Subscription Agreement; (ii) each Investor will transfer to the Escrow Account funds in an amount equal to the price per Share as shown on the cover page of the Final Offering Circular (as defined below) multiplied by the number of Shares subscribed by such Investor, in accordance with the instructions contained in the Investor Subscription Agreement; (iii) the Underwriter will promptly transfer any subscription funds received by it from any Investor to the Escrow Account in compliance with Rule 15c2-4 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (iv) the Escrow Agent will notify the Company and the Underwriter in writing whether the balance of the Escrow Account contains collected funds in amount equal to at least $1,000,000 (the “Requisite Funds”).

(a) If the Escrow Agent shall have received at least the Requisite Funds on or before May 1, 2018, or at such other time(s) on such other date(s), not more than sixty (60) days thereafter, as may be agreed upon by the Company and the Underwriter (each such date, a “Closing Date”), the Escrow Agent will release the balance of the Escrow Account for collection by the Company and the Underwriter as provided in the Escrow Agreement and the Company shall deliver the Shares purchased on such Closing Date to the Investors, which delivery may be made through the facilities of the Depository Trust Company (“DTC”) or via book entry with the Company’s securities registrar and transfer agent, which may be the Company or an SEC registered transfer agent. The initial closing (the “Closing”) and any subsequent closing (each, a “Subsequent Closing”) shall take place at the office of the Escrow Agent or such other location as the Underwriter and the Company shall mutually agree. All actions taken at the Closing shall be deemed to have occurred simultaneously on the date of the Closing and all actions taken at any Subsequent Closing shall be deemed to have occurred simultaneously on the date of any such Subsequent Closing.

(b) If the Requisite Funds have not been received immediately prior to the initial Closing Date, the offering will not proceed and the Escrow Agent will promptly return the funds to the investors without interest.

(c) On each Closing Date, the Company will issue to the Underwriter (and/or its designee) warrants to purchase that number of shares of Common Stock equal to five percent (5%) of the Shares issued and sold by the Company on such Closing Date (adjusted upward to the nearest whole share) (the “Underwriter’s Warrants”). The Underwriter’s Warrants shall be in the form of Exhibit A attached hereto. The Underwriter’s Warrants shall have an exercise price per share equal to one hundred twenty percent (120%) of the price per Share as shown on the cover page of the Final Offering Circular (as defined below). The Underwriter’s Warrants will be exercisable for a term of five years beginning on the Qualification Date (as defined below). The Underwriter understands and agrees that there are significant restrictions pursuant to Financial Industry Regulatory Authority (“FINRA”) Rule 5110 against transferring the Underwriter’s Warrants and the underlying Shares during the one hundred eighty (180) days after the Qualification Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Underwriter’s Warrants, or any portion thereof, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities for a period of one hundred eighty (180) days following the Qualification Date to anyone other than (i) an underwriter or selected dealer in connection with the offering contemplated hereby or (ii) a bona fide officer or partner of the Underwriter or of any underwriter or selected dealer; and only if any such transferee agrees to the foregoing lock-up restrictions.

3. Representations and Warranties of the Company. The Transaction Entities, jointly and severally, represent, warrant and covenant to the Underwriter and each Dealer that:

(a) The Company has filed with the Securities and Exchange Commission (the “Commission”) an offering statement on Form 1-A (File No. 024-10680) (collectively, with the various parts of such offering statement, each as amended as of the Qualification Date for such part, including any Offering Circular and all exhibits to such offering statement, the “Offering Statement”) relating to the Shares pursuant to Regulation A as promulgated under the Securities Act of 1933, as amended (the “Act”), and the other applicable rules, orders and regulations (collectively referred to as the “Rules and Regulations”) of the Commission promulgated under the Act. As used in this Agreement:

(1) “Final Offering Circular” means the final offering circular relating to the public offering of the Shares as filed with the Commission pursuant to Regulation A of the Rules and Regulations on [_________, 2017], as the same may be supplemented or amended;

(2) “Preliminary Offering Circular” means any preliminary offering circular relating to the Shares included in the Offering Statement pursuant to Regulation A of the Rules and Regulations;

(3) “Qualification Date” means the date as of which the Offering Statement and any post-qualification amendment thereto was or will be qualified with the Commission pursuant to Regulation A, the Act and the Rules and Regulations; and

(4) “Testing-the-Waters Communication” means any video or written communication with potential investors undertaken in reliance on Rule 255 of the Rules and Regulations.

(b) The Offering Statement has been filed with the Commission in accordance with the Act and Regulation A of the Rules and Regulations; no stop order of the Commission preventing or suspending the qualification or use of the Offering Statement, or any amendment thereto, has been issued, and no proceedings for such purpose have been instituted or, to the Transaction Entities’, knowledge, are contemplated by the Commission.

(c) The Offering Statement, at the time it became qualified including any subsequent amendments thereto, as of the date hereof, and as of each Closing Date, conformed and will conform in all material respects to the requirements of Regulation A, the Act and the Rules and Regulations.

(d) The Offering Statement, at the time it became qualified including any subsequent amendments thereto, as of the date hereof, and as of each Closing Date, did not and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) The Preliminary Offering Circular did not, as of its date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representation or warranty with respect to the statements contained in the Preliminary Offering Circular as provided by the Underwriter in Section 8(ii).

(f) The Final Offering Circular will not, as of its date and on each Closing Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Transaction Entities make no representation or warranty with respect to the statements contained in the Final Offering Circular as provided by the Underwriter in Section 8(ii).

(g) Each Testing-the-Waters Communication, did not, as of its respective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(h) As of the date hereof and each Closing Date: (i) the Company is duly organized and validly existing as a limited liability company in good standing under the laws of the State of Delaware and the Operating Partnership is duly organized and validly existing as a limited partnership under the laws of the State of Delaware; (ii) each of the Transaction Entities has full power and authority to conduct all the activities conducted by it, to own and lease all the assets owned and leased by it and to conduct its business as presently conducted and as described in the Offering Statement and the Final Offering Circular; (iii) each of the Transaction Entities is duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Transaction Entities and their respective Subsidiaries taken as a whole (a “Material Adverse Effect”); and (iv) complete and correct copies of the certificate of formation and of the operating agreement of the Company (as amended, the “Operating Agreement”), and of the certificate of limited partnership and Agreement of Limited Partnership of the Operating Partnership (as amended, the “OP Agreement”), and all amendments to each of the foregoing have been made available to the Underwriter, and no changes therein will be made subsequent to the date hereof and prior to any Closing Date.

(i) Schedule 2 sets forth a true, correct and complete list of each direct or indirect subsidiary of the Company. The Company has no direct or indirect subsidiaries, nor does it own a controlling interest in any entity other than those entities set forth on Schedule 2 to this Agreement (each a “Subsidiary” and collectively the “Subsidiaries”). Each Subsidiary has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation. Each Subsidiary is duly qualified and in good standing as a foreign company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which would not be reasonably expected to have a Material Adverse Effect. All of the shares of issued capital stock of each corporate subsidiary, and all of the share capital, membership interests and/or equity interests of each subsidiary that is not a corporation, have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, encumbrance, claim, security interest, restriction on transfer, shareholders’ agreement, proxy, voting trust or other defect of title whatsoever.

(j) The Transaction Entities’ principal place of business is in, the United States.

(k) The Company is not subject to the ongoing reporting requirements of Section 13 or 15(d) of the Exchange Act and has not been subject to an order by the Commission denying, suspending, or revoking the registration of any class of securities pursuant to Section 12(j) of the Exchange Act that was entered within five years preceding the date the Offering Statement was originally filed with the Commission. As of the date hereof and as of each Closing Date, the Company has filed and will have filed each ongoing report required by the Rules and Regulations under Regulation A.

(l) Neither of the Transaction Entities is, nor upon completion of the transactions contemplated herein will be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not a development stage company or a “business development company” as defined in Section 2(a)(48) of the Investment Company Act. The Company is not a blank check company and is not an issuer of fractional undivided interests in oil or gas rights or similar interests in other mineral rights. The Company is not an issuer of asset-backed securities as defined in Item 1101(c) of Regulation AB.

(m) Neither the Company, nor Commencement NY LLC, a New York limited liability company (the “Manager”) nor any predecessor of the Company; nor any other issuer affiliated with the Company; nor any director or executive officer of the Company or the Manager or other officer of the Company or the Manager participating in the offering, nor any general partner or managing member of the Company nor any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, nor any promoter connected with the Company, including without limitation the Sponsor, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations.

(n) The Company is not a “foreign private issuer,” as such term is defined in Rule 405 under the Act.

(o) The Company has full legal right, power and authority to enter into this Agreement, the Escrow Agreement and the OP Agreement and perform the transactions contemplated hereby and thereby. This Agreement, the Escrow Agreement and the OP Agreement have each been authorized and validly executed and delivered by the Company and are each a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(p) The Operating Partnership has full legal right, power and authority to enter into this Agreement and perform the transactions contemplated hereby and thereby. This Agreement has been authorized and validly executed and delivered by the Operating Partnership and is a legal, valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability.

(q) The issuance and sale of the Shares have been duly authorized by the Company, and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The Shares, when issued, will conform to the description thereof set forth in the Final Offering Circular in all material respects.

(r) The Company has not authorized anyone other than the management of the Company and the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Testing-the-Waters Communications other than those listed on Schedule 1 hereto.

(s) The financial statements and the related notes included in the Offering Statement, each Preliminary Offering Circular and the Final Offering Circular present fairly, in all material respects, the financial condition of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows at the dates and for the periods covered thereby in conformity with United States generally accepted accounting principles (“GAAP”), except as may be stated in the related notes thereto. No other financial statements or schedules of the Company, any Subsidiary or any other entity are required by the Act or the Rules and Regulations to be included in the Offering Statement or the Final Offering Circular. There are no off-balance sheet arrangements (as defined in Regulation S-K Item 303(a)(4)(ii)) that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(t) Artesian CPA, LLC (the “Accountants”), who have reported on the financial statements and schedules described in Section 3(s), are registered independent public accountants with respect to the Company as required by the Act and the Rules and Regulations. The financial statements of the Company and the related notes and schedules included in the Offering Statement, each Preliminary Offering Circular and the Final Offering Circular comply as to form in all material respects with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein.

(u) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Final Offering Circular (A) there has not been and will not have been any change in the equity interests of the Transaction Entities or long-term debt of the Transaction Entities or any of their respective Subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company or the Operating Partnership on any class of equity interests, or any material adverse change, or any development that would reasonably be expected to result in a material adverse change, in or affecting the business, prospects, properties, management, financial position, stockholders’ equity, or results of operations of the Company and its Subsidiaries taken as a whole (a “Material Adverse Change”) and (B) neither the Company nor any Subsidiary has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Final Offering Circular.

(v) Since the date as of which information is given in the Final Offering Circular, neither the Company nor any Subsidiary has entered into any transaction or agreement, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, not in the ordinary course of business, that is material to the Company and its Subsidiaries taken as a whole, and neither the Company nor any Subsidiary has any plans to do any of the foregoing.

(w) The Company and each Subsidiary has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Offering Statement or the Final Offering Circular as being owned by them, in each case free and clear of all liens, encumbrances and claims except those that (1) do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries or (2) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Offering Statement or the Final Offering Circular as being leased by the Company or any Subsidiary that is material to the business of the Company and its Subsidiaries taken as a whole is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company and its Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

(x) There are no legal, governmental or regulatory actions, suits or proceedings pending, either domestic or foreign, to which any of the Transaction Entities or any Subsidiary is a party or to which any property of any of the Transaction Entities or of any Subsidiary is the subject, nor are there, to the Transaction Entities’ knowledge, any threatened legal, governmental or regulatory investigations, either domestic or foreign, involving the Transaction Entities or any property of the Transaction Entities that, individually or in the aggregate, if determined adversely to any of the Transaction Entities, would reasonably be expected to have a Material Adverse Effect or materially and adversely affect the ability of the Company or the Operating Partnership to perform its obligations under this Agreement; to the Transaction Entities’ knowledge, no such actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(y) The Company and each Subsidiary has, and at the Closing Date will have, (1) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as presently conducted except where the failure to have such governmental licenses, permits, consents, orders, approvals and other authorizations would not be reasonably expected to have a Material Adverse Effect, and (2) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a “contract or other agreement”) to which it is a party or by which its property is bound or affected and, to the Transaction Entities’ knowledge, no other party under any material contract or other agreement to which it is a party is in default in any respect thereunder. The Company and its Subsidiaries are not in violation of any provision of its organizational or governing documents.

(z) There is no actual or, to the knowledge of the Transaction Entities, threatened, enforcement action or investigation by any governmental authority that has jurisdiction over the Company or any Subsidiary thereof, and neither of the Transaction Entities has received notice of any pending or threatened claim or investigation against the Company or any Subsidiary that would provide a legal basis for any enforcement action, and the Transaction Entities have no reason to believe that any governmental authority is considering such action.

(aa) Neither the execution of this Agreement, nor the issuance, offering or sale of the Shares, nor the consummation of any of the transactions contemplated herein, nor the compliance by the Company or the Operating Partnership with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the terms of any contract or other agreement to which the Company or any Subsidiary may be bound or to which any of the property or assets of the Company or any Subsidiary is subject, except such conflicts, breaches or defaults as may have been waived or would not, in the aggregate, be reasonably expected to have a Material Adverse Effect; nor will such action result in any violation, except such violations that would not be reasonably expected to have a Material Adverse Effect, of (1) the provisions of the organizational or governing documents of the Company or any Subsidiary, or (2) any statute or any order, rule or regulation applicable to the Company or any Subsidiary or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or any Subsidiary.

(bb) There is no document or contract of a character required to be described in the Offering Statement or the Final Offering Circular or to be filed as an exhibit to the Offering Statement which is not described or filed as required. All such contracts to which the Company or any Subsidiary is a party have been authorized, executed and delivered by the Company or any Subsidiary, and constitute valid and binding agreements of the Company or any Subsidiary, and are enforceable against the Company in accordance with the terms thereof, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and equitable principles of general applicability. None of these contracts have been suspended or terminated for convenience or default by the Company or any of the other parties thereto, and the Company has not received notice of any such pending or threatened suspension or termination.

(cc) The Company and the Manager, and each of their directors, officers, members, managers or controlling persons have not taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Company’s Common Shares.

(dd) Other than as previously disclosed to the Underwriter in writing, the Company, or any person acting on behalf of the Company, has not and, except in consultation with the Underwriter, will not publish, advertise or otherwise make any announcements concerning the distribution of the Shares, and has not and will not conduct road shows, seminars or similar activities relating to the distribution of the Shares nor has it taken or will it take any other action for the purpose of, or that could reasonably be expected to have the effect of, preparing the market, or creating demand, for the Shares.

(ee) No holder of securities of the Company or the Operating Partnership has rights to the registration or qualification under Regulation A of any securities of the Company as a result of the filing of the Offering Statement or the transactions contemplated by this Agreement, except for such rights as have been waived or as are described in the Offering Statement.

(ff) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened, and the Company is not aware of any existing or threatened labor disturbance by the employees of any of its or any Subsidiary’s principal suppliers, manufacturers, customers or contractors.

(gg) The Company and each of its Subsidiaries: (i) are and have been in material compliance with all laws, to the extent applicable, and the regulations promulgated pursuant to such laws, and comparable state laws, and all other local, state, federal, national, supranational and foreign laws, manual provisions, policies and administrative guidance relating to the regulation of the Company and its subsidiaries except for such non-compliance as would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; (ii) have not received notice of any ongoing claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any regulatory agency or third party alleging that any product operation or activity is in material violation of any laws and has no knowledge that any such regulatory agency or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and (iii) are not a party to any corporate integrity agreement, deferred prosecution agreement, monitoring agreement, consent decree, settlement order, or similar agreements, or has any reporting obligations pursuant to any such agreement, plan or correction or other remedial measure entered into with any Governmental Authority.

(hh) The business and operations of the Company, and each of its Subsidiaries, have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction (“Environmental Laws”), and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except where the failure to be in such compliance would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any material violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

(ii) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials (as defined below) by or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its Subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its Subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(jj) The Company and its Subsidiaries own, possess, license or have other adequate rights to use, on reasonable terms, all material patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of the Company’s and each of its Subsidiary’s business as now conducted (collectively, the “Intellectual Property”), except to the extent such failure to own, possess or have other rights to use such Intellectual Property would not result in a Material Adverse Effect. Except as set forth in the Final Offering Circular: (a) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its Subsidiaries; (b) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its Subsidiaries; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope or enforceability of any such Intellectual Property, and the Company and its Subsidiaries are unaware of any facts which would form a reasonable basis for any such claim; and (e) there is no pending, or to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company’s or any of its Subsidiaries’ business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company and its Subsidiaries are unaware of any other fact which would form a reasonable basis for any such claim.

(kk) Except as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each Subsidiary (1) has timely filed all federal, state, provincial, local and foreign tax returns that are required to be filed by such entity through the date hereof, which returns are true and correct, or has received timely extensions for the filing thereof, and (2) has paid all taxes, assessments, penalties, interest, fees and other charges due or claimed to be due from the Company, other than (A) any such amounts being contested in good faith and by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP or (B) any such amounts currently payable without penalty or interest. There are no tax audits or investigations pending, which if adversely determined could have a Material Adverse Effect; nor to the knowledge of the Company are there any proposed additional tax assessments against the Company or any Subsidiary which could have, individually or in the aggregate, a Material Adverse Effect. No transaction, stamp, capital or other issuance, registration, transaction, transfer or withholding tax or duty is payable by or on behalf of the Underwriter to any foreign government outside the United States or any political subdivision thereof or any authority or agency thereof or therein having the power to tax in connection with (i) the issuance, sale and delivery of the Shares by the Company; (ii) the purchase from the Company, and the initial sale and delivery of the Shares to purchasers thereof; or (iii) the execution and delivery of this Agreement or any other document to be furnished hereunder.

(mm) Commencing with the Company’s taxable year ending December 31, 2018, the Company will be organized and will operate in a manner so as to qualify as a real estate investment trust (a “REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”), and the Company will elect to be taxed as a REIT under the Code, effective for its taxable year ending December 31, 2018. The proposed method of operation of the Company as described in the Offering Statement and the Final Offering Circular will enable the Company to meet the requirements for qualification and taxation as a REIT under the Code for its taxable years ending December 31, 2018 and thereafter. All statements regarding the Company’s qualification and taxation as a REIT and the Company’s organization and proposed method of operation (inasmuch as they relate to the ability of the Company’s qualification and taxation as a REIT) set forth in the Offering Statement and Final Offering Circular are accurate and fair summaries of the legal or tax matters described therein in all material respects.

(nn) The Operating Partnership will be classified as a partnership for purposes of the Code and will not be treated as a publicly traded partnership taxable as a corporation or an association.

(oo) Any third-party statistical and market-related data included in the Offering Statement, the Final Offering Circular, or any Testing the Waters Communication are based on or derived from sources that the Transaction Entities believe to be reliable and accurate and, to the extent required, they have obtained written consent to use such data from such sources.

(pp) The units of partnership interest in the Operating Partnership (the “OP Units”) to be issued in connection with the sale of the Shares and the contribution of the proceeds therefrom by the Company to the Operating Partnership, have been duly authorized by the Operating Partnership and the Company as its general partner for issuance to the Company and, when issued and delivered by the Operating Partnership pursuant to the OP Agreement, will be validly issued and fully paid. The issuance of the OP Units is not subject to preemptive or other similar rights of any partner of the Operating Partnership or any other person. The offer, issuance and sale by the Operating Partnership of the OP Units are exempt from the registration requirements of the Act and applicable securities, real estate syndication and Blue Sky laws of any U.S. state or non-U.S. jurisdiction. The OP Units conform to all statements relating thereto contained in the Offering Statement and Final Offering Circular and such description conforms to the rights set forth in the OP Agreement and applicable law in all material respects. There are no outstanding OP Units, or OP Units to be issued, other than as described in the Offering Statement and Final Offering Circular. Except as disclosed in the Offering Statement, and the Final Offering Circular, (i) no OP Units are reserved for any purpose, (ii) there are no outstanding securities, warrants or options convertible into or exchangeable or exercisable for any OP Units, and (iii) there are no outstanding warrants, options or other rights (preemptive or otherwise) to acquire, purchase or subscribe for OP Units or other partnership interests.

(qq) The OP Agreement has been duly authorized and validly executed and delivered by the Company as general partner and as the initial limited partner of the Operating Partnership.

(rr) On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

(ss) On or prior to the initial Closing of the Offering, the Company and its Subsidiaries will be insured and shall remain insured with insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged ; and there are no claims by the Company or its Subsidiaries under any policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for. The Company will, if and when it deems necessary, obtain director’s and officer’s insurance in such amounts as is customary for a similarly situated company engaging in an initial public offering of securities.

(tt) Neither the Company nor its Subsidiaries, nor any director, officer, member, manager, general partner, agent, or employee of either the Company or any Subsidiary has directly or indirectly, (1) made any unlawful contribution to any federal, state, local and foreign candidate for public office, or failed to disclose fully any contribution in violation of law, (2) made any payment to any federal, state, local and foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof, (3) violated or is in violation of any provisions of the U.S. Foreign Corrupt Practices Act of 1977, or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(uu) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, manager, general partner, agent or employee of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions (the “Sanctions Regulations”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or listed on the OFAC Specially Designated Nationals and Blocked Persons List. Neither the Company nor, to the knowledge of the Company, any director, officer, agent or employee of the Company, is named on any denied party or entity list administered by the Bureau of Industry and Security of the U.S. Department of Commerce pursuant to the Export Administration Regulations (“EAR”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions Regulations or to support activities in or with countries sanctioned by said authorities, or for engaging in transactions that violate the EAR.

(ww) The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than each Preliminary Offering Circular, the Testing the Waters Communications set forth on Schedule 1 and the Final Offering Circular, or such other materials as to which the Underwriter shall have (i) consented in writing or (ii) with respect to material distributed prior to the date hereof, been provided with a copy.

(xx) Except as would not, individually or in the aggregate, have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and all stock purchase, stock option, stock-based severance, employment, change-in-control, medical, disability, fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees, directors or independent contractors of the Company or its Subsidiaries, or under which the Company or any of its Subsidiaries has had or has any present or future obligation or liability, has been maintained in material compliance with its terms and the requirements of any applicable federal, state, local and foreign laws, statutes, orders, rules and regulations, including but not limited to ERISA and the Code; no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; no event has occurred (including a “reportable event” as such term is defined in Section 4043 of ERISA) and no condition exists that would subject the Company to any material tax, fine, lien, penalty, or liability imposed by ERISA, the Code or other applicable law; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(yy) No relationship, direct or indirect, exists between or among the Company or any Subsidiary, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any Subsidiary, on the other, which would be required to be disclosed in the Offering Statement, the Preliminary Offering Circular and the Final Offering Circular and is not so disclosed.

(zz) The Company has not sold or issued any securities that would be integrated with the offering of the Shares contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission or that would fail to come within the safe harbor for integration under Regulation A.

(aaa) Except as set forth in this Agreement, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company, the Operating Partnership or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Shares.

(bbb) To the knowledge of the Transaction Entities, there are no affiliations with FINRA among the Company’s directors, managers, or officers or any five percent or greater stockholder of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Offering Statement.

(ccc) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the either of the Transaction Entities or any Subsidiary to or for the benefit of the Manager, or any of the respective officers, members, managers, partners, directors or controlling persons of the Manager or the Company or any of such person respective family members. The Company has not directly or indirectly, including through its Subsidiaries, extended or maintained credit, arranged for the extension of credit, or renewed any extension of credit, in the form of a personal loan to or for any member, manager, partner director or executive officer of the Company or the Manager or any of their respective related interests, other than any extensions of credit that ceased to be outstanding prior to the initial filing of the Offering Statement. No transaction has occurred between or among the Company and any of its officers or directors, stockholders, customers, suppliers or any affiliate or affiliates of the foregoing that is required to be described or filed as an exhibit to the Offering Statement, the Preliminary Offering Circular, or the Final Offering Circular and is not so described.

(ddd) Each of the Company and the Operating Partnership has the power to submit, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 13 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company and the Operating Partnership as provided in Section 13 hereof.

(eee) The Underwriter’s Warrants have been duly authorized for issuance. The Company has reserved a sufficient number of its Common Shares for issuance upon exercise of the Underwriter’s Warrants and, when issued and paid for in accordance with the terms of the Underwriter’s Warrants, such Common Shares will be validly issued, fully paid and non-assessable (such Common Shares, together with the Underwriter’s Warrants, the “Underwriter’s Securities”). The issuance of the Common Shares pursuant to the Underwriter’s Warrants will not be subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company or any of its subsidiaries.

4. Agreements of the Transaction Entities.

(a) The Offering Statement has become qualified, and the Company will file the Final Offering Circular, subject to the prior approval of the Underwriter, pursuant to Rule 253 and Regulation A, within the prescribed time period and will provide a copy of such filing to the Underwriter promptly following such filing.

(b) The Company will not, during such period as the Final Offering Circular would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer in connection with the offering contemplated by this Agreement (whether physically or through compliance with Rules 251 and 254 under the Act or any similar rule(s)), file any amendment or supplement to the Offering Statement or the Final Offering Circular unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have reasonably objected thereto in good faith.

(c) The Company will notify the Underwriter promptly, and will, if requested, confirm such notification in writing: (1) when any amendment to the Offering Statement is filed; (2) of any request by the Commission for any amendments to the Offering Statement or any amendment or supplements to the Final Offering Circular or for additional information; (3) of the issuance by the Commission of any stop order preventing or suspending the qualification of the Offering Statement or the Final Offering Circular, or the initiation of any proceedings for that purpose or the threat thereof; (4) of becoming aware of the occurrence of any event that in the judgment of the Company makes any statement made in the Offering Statement, the Preliminary Offering Circular, or the Final Offering Circular untrue in any material respect or that requires the making of any changes in the Offering Statement, the Preliminary Offering Circular, or the Final Offering Circular in order to make the statements therein, in light of the circumstances in which they are made, not misleading; and (5) of receipt by the Company of any notification with respect to any suspension of the qualification or exemption from registration of the Shares for offer and sale in any jurisdiction. If at any time the Commission shall issue any order suspending the qualification of the Offering Statement in connection with the offering contemplated hereby or in connection with sales of Common Shares pursuant to market making activities by the Underwriter, the Company will make every reasonable effort to obtain the withdrawal of any such order at the earliest possible moment. If the Company has omitted any information from the Offering Statement, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Regulation A, the Act and the Rules and Regulations and to notify the Underwriter promptly of all such filings.

(d) If, at any time when the Final Offering Circular relating to the Shares is required to be delivered under the Act, the Company becomes aware of the occurrence of any event as a result of which the Final Offering Circular, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Offering Statement, as then amended or supplemented, would, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the reasonable judgment of counsel to the Company or counsel to the Underwriter, at any time to amend or supplement the Final Offering Circular or the Offering Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Underwriter and will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Offering Statement and/or an amendment or supplement to the Final Offering Circular that corrects such statement and/or omission or effects such compliance and will deliver to the Underwriter, without charge, such number of copies thereof as the Underwriter may reasonably request. The Company consents to the use of the Final Offering Circular or any amendment or supplement thereto by the Underwriter, and the Underwriter agrees to provide to each Investor, prior to the Closing, and, as applicable, any Subsequent Closing, a copy of the Final Offering Circular and any amendments or supplements thereto.

(e) The Company will furnish to the Underwriter and their counsel, without charge (a) one conformed copy of the Offering Statement as originally filed with the Commission and each amendment thereto, including financial statements and schedules, and all exhibits thereto, and (b) so long as an offering circular relating to the Shares is required to be delivered under the Act or the Rules and Regulations, as many copies of each Preliminary Offering Circular or the Final Offering Circular or any amendment or supplement thereto as the Underwriter may reasonably request.

(f) If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company has or will promptly notify the Underwriter in writing and has or will (i) promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission, or (ii) cease its use.

(g) The Company will comply with any undertakings contained in the Offering Statement.

(h) Prior to the sale of the Shares to the Investors, the Company shall make such notice or other filings (“Blue Sky Filings”) as necessary to qualify or register the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Underwriter and the Company shall mutually agree; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. As of the date of this Agreement, the Company has made the Blue Sky Filings in the jurisdictions listed on Schedule 3 hereto.

(i) The Transaction Entities will apply the net proceeds from the offering and sale of the Shares in the manner set forth in the Final Offering Circular under the caption “Use of Proceeds.”

(j) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

(k) The Company will not, directly or indirectly, without the prior written consent of the Underwriter, offer to sell, sell, contract to sell, grant any option or warrant to purchase, make any short sale, or otherwise dispose of (or announce any offer, sale, grant of any option or warrant to purchase or other disposition), any equity interests of the Company or securities convertible into, or exchangeable or exercisable for, equity interests of the Company, (the “Lock-Up Securities”) for a period of 180 days after the date of this Agreement (the “Lock-Up Period”), except with respect to (i) the Shares to be sold hereunder, (ii) the issuance of Common Shares upon the exercise of stock options and warrants outstanding as of the date hereof and the issuance of Common Shares or stock options under any employee benefit or stock incentive plan of the Company existing on the date hereof, and described in the Final Offering Circular, (iii) the issuance of Common Shares or stock options under any non-employee director stock plan or dividend reinvestment plan described in the Final Offering Circular, or (iv) the issuance of any shares of Common Shares by the Company in connection with a licensing agreement, joint venture, acquisition or business combination or other collaboration or strategic transaction, (v) the issuance of OP Units by the Operating Partnership to the Company in connection with any of the foregoing subsection (i) – (iv); and (vi) the issuance of OP Units by the Operating Partnership to persons contributing real property or interests therein to the Operating Partnership in a tax deferred transaction pursuant to Section 721 of the Code.

(l) The Company will disclose a per share estimated value of the Shares and related information in accordance with the applicable requirements of FINRA Rule 2310(b)(5); provided, however, that the Underwriter acknowledges that until such time, if any, as the Company becomes subject to, or otherwise elects to file pursuant to, the reporting requirements of the Exchange Act, that the required per share estimated value may be disclosed pursuant in the Company’s periodic reports made pursuant to Regulation A.

(m) The Company shall engage a transfer agent registered with the Commission under Section 17A of the Exchange Act (a “Registered Transfer Agent”) as its transfer agent and registrar for the Common Shares on or prior to the date necessary for the Company to comply with the conditional exemption contained in Rule 12g5-1(a)(7) of the Exchange Act.  In addition, the Company shall engage a Registered Transfer Agent upon the request of the Underwriter if either DTC or the Underwriter’s clearing broker-dealer require a Registered Transfer Agent in order to conduct closings of the Common Shares and/or hold the Common Shares.

5. Representations and Warranties of the Underwriter; Agreements of the Underwriter. The Underwriter represents and warrants and covenants to the Company that:

(a) The Underwriter agrees that it shall not include any “issuer information” (as defined in Rule 433 under the Act) in any Written Testing-the-Waters Communication used or referred to by such Underwriter without the prior consent of the Company (any such issuer information with respect to whose use the Company has given its consent, “Permitted Issuer Information”).

(b) The Underwriter and each Dealer is a member of FINRA and each of them and their respective employees and representatives have all required licenses and registrations to act under this Agreement, and each shall remain a member or duly licensed, as the case may be, during the Offering.

(c) Except for Participating Dealer Agreements, no agreement will be made by the Underwriter with any person permitting the resale, repurchase or distribution of any Shares purchased by such person.

(d) Except as otherwise consented to by the Company, the Underwriter has not and will not use or distribute any written offering materials other than the Preliminary Offering Circular, the Testing the Waters Communications and the Final Offering Circular. The Underwriter has not and will not use any “broker-dealer use only” materials with members of the public, or has not and will not make any unauthorized verbal representations or verbal representations which contradict or are inconsistent with the statements made in the Offering Statement in connection with offers or sales of the Shares.

(e) Neither the Underwriter nor any Dealer, nor any general partner or managing member of the Underwriter or any Dealer, nor any director or executive officer of the Underwriter or any Dealer or such general partner or managing member or other officer of the Underwriter or any Dealer or such general partner or managing member participating in the offering of the Shares is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. No registered representative of the Underwriter or any Dealer, or any other person being compensated (directly or indirectly) by or through the Underwriter or any Dealer for the solicitation of Investors, is subject to the disqualification provisions of Rule 262 of the Rules and Regulations. The representations contained in this Section 5(e) shall be true and correct at each Closing Date.

6. Expenses.

(i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Transaction Entities will pay, or reimburse if paid by the Underwriter on a, documented out-of-pocket basis, all costs and expenses incident to the performance of the obligations of the Transaction Entities under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Offering Statement (including each and every amendment thereto) and exhibits thereto, each Preliminary Offering Circular, the Testing the Waters Communications, the Final Offering Circular and any amendments or supplements thereto, including all fees, disbursements and other charges of counsel and accountants to the Transaction Entities, (ii) the preparation and delivery of certificates representing the Shares (if any), (iii) furnishing (including costs of shipping and mailing) such copies of the Offering Statement (including each and every amendment thereto), each Preliminary Offering Circular, the Testing the Waters Communications, the Final Offering Circular, and all amendments and supplements thereto, as may be requested for use in connection with the placement of the Shares and market making activities of the Underwriter, (iv) all fees and expenses in connection any listing or quotation or application for listing or quotation of the Shares on any national securities exchange or over-the-counter market, (v) any filings required to be made by the Underwriter with FINRA, and the documented fees, disbursements and other charges of counsel for the Underwriter in connection therewith, and in connection with any required review by FINRA, (vi) the registration or qualification of the Shares and the Underwriter’s Securities (as defined in Section 3(eee)) for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(h), (vii) fees, disbursements and other charges of counsel to the Company, (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Investors, and (ix) the fees and expenses of the Escrow Agent. Notwithstanding the foregoing, the Transaction Entities shall have no obligation to pay or reimburse amounts incurred under romanettes (v) and (vi) above in excess of $30,000.

(ii) If this Agreement is terminated by the Underwriter in accordance with the provisions of Section 9, the Transaction Entities shall reimburse the Underwriter for all of its documented out-of-pocket expenses, up to a maximum reimbursement of $50,000 (“Reimbursable Expenses”).

(iii) The Sponsor hereby guaranties the performance of the foregoing Sections 6(i) and 6(ii), including without limitation the payment of any obligations incurred thereunder by the Transaction Entities. The Sponsor is executing and becoming bound by this Agreement solely for the purposes of this Section 6(iii).

(iv) Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to reimburse the Underwriter for any costs or expenses incurred by the Underwriter in generating advertising or sales material for use in the Offering.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter hereunder are subject to the following conditions:

(i) (a) No stop order suspending the qualification of the Offering Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (b) no order suspending the effectiveness of the Offering Statement or the qualification or exemption of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before, or threatened or contemplated by, any securities or other governmental authority (including, without limitation, the Commission), (c) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (d) after the date hereof no amendment or supplement to the Offering Statement or the Final Offering Circular shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates of the Company, dated the initial Closing Date and every three months thereafter (each an “Update Date”) and signed by the President and Chief Executive Officer of the Company, and the Chief Financial Officer of the Company, to the effect of clauses (a), (b) and (c); provided, that, with respect to any Update Date, such certificates shall only be required to be provided upon Underwriter’s written request therefor.

(ii) Since the respective dates as of which information is given in the Offering Statement and the Final Offering Circular, (a) there shall not have been a Material Adverse Change, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Offering Statement and the Final Offering Circular and (b) the Company or any of its Subsidiaries shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Offering Statement and the Final Offering Circular, if in the reasonable judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors and the delivery of the Underwriter’s Securities as contemplated hereby.

(iii) Since the respective dates as of which information is given in the Offering Statement, and the Final Offering Circular, there shall have been no litigation or other proceeding instituted against the Company or any of its officers or directors in their capacities as such, before or by any federal, state or local or foreign court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, which litigation or proceeding, in the reasonable judgment of the Underwriter, would reasonably be expected to have a Material Adverse Effect.

(iv) Each of the representations and warranties of the Transaction Entities contained herein shall be true and correct at each Closing Date in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Transaction Entities and all conditions herein contained to be fulfilled or complied with by the Transaction Entities at or prior to the applicable Closing Date shall have been duly performed, fulfilled or complied with in all material respects.

(v) The Underwriter shall have received (i) a written opinion of Duval & Stachenfeld LLP as to tax matters dated as of the initial Closing Date and each Update Date, if requested by Underwriter for such Update Date, substantially in the form of Exhibit B hereto; provided, however that in lieu of delivery of such an opinion on each Update Date, counsel may deliver a letter (a “Reliance Letter”) to the Underwriter substantially to the effect that the Underwriter may rely on such prior opinion delivered under this Section 7(v) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior opinion or letter shall be deemed to relate to the Offering Statement and Final Offering Circular as then amended or supplemented).

(vi) As of the initial Closing Date and each Update Date,if requested by the Underwriter in writing with respect to such Update Date, there shall be furnished to the Underwriter a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter to the effect that each signer has carefully examined the Offering Statement and the Final Offering Circular, and that to each of such person’s knowledge:

(a) (1) As of the date of such certificate, (x) the Offering Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (2) no event has occurred as a result of which it is necessary to amend or supplement the Final Offering Circular in order to make the statements therein not untrue or misleading in any material respect.

(b) Each of the representations and warranties of the Transaction Entities contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all respects for those representations and warranties qualified by materiality and in all material respects for those representations and warranties that are not qualified by materiality.

(c) Each of the covenants required herein to be performed by the Transaction Entities, or either of them, on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Transaction Entities on or prior to the delivery of such certificate has been duly, timely and fully complied with.

(d) No stop order suspending the qualification of the Offering Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission.

(e) Subsequent to the date of the most recent financial statements in the Offering Statement and in the Final Offering Circular, there has been no Material Adverse Change.

(vii) The Transaction Entities shall have furnished or caused to be furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness on a Closing Date of any statement in the Offering Statement, any Preliminary Offering Circular, or the Final Offering Circular, as to the accuracy on such Closing Date of the representations and warranties of the Transaction Entities as to the performance by the Transaction Entities of their obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

(viii) The Company shall have furnished or caused to be furnished to the Underwriter on the initial Closing Date and each Update Date satisfactory evidence of the good standing of the Company and the Subsidiaries in their respective jurisdiction of organization and their good standing as foreign entities in such other jurisdictions as the Underwriter may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(ix) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the plan of distribution, or other arrangements of the transactions, contemplated hereby.

(x) There shall not be in occurrence on the applicable Closing Date any of the following: (a) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, Inc., NYSE MKT or Nasdaq; (b) a general moratorium on commercial banking activities declared by either Federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (c) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (d) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (c) or (d) in the judgment of the Underwriter makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares being delivered on the applicable Closing Date on the terms and in the manner contemplated in the Final Offering Circular.

8. Indemnification.

(i) The Transaction Entities shall, jointly and severally, indemnify and hold harmless the Underwriter and each of the Dealers, and each of their directors, officers, employees and agents and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, liabilities, expenses and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto)), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (a) any untrue statement or alleged untrue statement of any material fact contained in (1) any Preliminary Offering Circular, the Offering Statement or the Final Offering Circular or any amendment or supplement thereto, (2) any Testing-the-Waters Communication, (3) any written materials or information provided to prospective investors by, or with the approval of the Company in connection with the marketing of the Offering, including any road show or bona fide electronic road show or any other investor presentation (“Marketing Information”) or (4) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an “Application”), or (b) the omission or alleged omission to state in any Preliminary Offering Circular, the Offering Statement, the Final Offering Circular, any Marketing Information, any Testing-the-Waters Communication, or any amendment or supplement to any of the foregoing, or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Transaction Entities will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the Offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with written information furnished to the Company by any Indemnified Party through the Underwriter expressly for inclusion in the Offering Statement, any Preliminary Offering Circular, the Final Offering Circular, Marketing Information or Testing-the-Waters Communication, or in any amendment or supplement to any of the foregoing or in any Application, it being understood and agreed that the only such information furnished by any Indemnified Party consists of the information described as such in subsection (ii) below. The Transaction Entities will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing to defend or defending any such action or claim subject to indemnification under this subsection as such expenses are incurred; provided that prior to receiving any reimbursement such Indemnified Party must enter into a written agreement with the Transaction Entities, or either of them, to repay any advanced amounts if it is later determined by a final, non-appealable judgment of a court of competent jurisdiction that the Indemnified Party is not entitled to indemnification under this subsection (i). This indemnity agreement will be in addition to any liability which either of the Transaction Entities may otherwise have.

(ii) The Underwriter will indemnify and hold harmless the Transaction Entities, the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Issuer Indemnified Party”) against any losses, claims, damages or liabilities to which either of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, any Marketing Information, any Testing-the-Waters Communication, or any amendment or supplement to any of the foregoing, or any Application, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Statement, any Preliminary Offering Circular or the Final Offering Circular, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, or any Marketing Information or Application, in reliance upon and in conformity with written information furnished to the Company by an Indemnified Party through the Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(iii) Promptly after receipt by an Indemnified Party or Issuer Indemnified Party or under subsection (i) or (ii) above of notice of the commencement of any action, such Indemnified Party or Issuer Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any Indemnified Party or Issuer Indemnified Party otherwise than under such subsection. In case any such action shall be brought against any Indemnified Party or Issuer Indemnified Party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party or Issuer Indemnified Party (who shall not, except with the consent of the Indemnified Party or Issuer Indemnified Party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such Indemnified Party or Issuer Indemnified Party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Party or Issuer Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party or Issuer Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the Indemnified Party or Issuer Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party or Issuer Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (a) includes an unconditional release of the Indemnified Party or Issuer Indemnified Party from all liability arising out of such action or claim and (b) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party or Issuer Indemnified Party.

(iv) If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an Indemnified Party or Issuer Indemnified Party under subsection (i) or (ii) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party or Issuer Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and/or the Operating Partnership on the one hand and the Underwriter on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party or Issuer Indemnified Party failed to give the notice required under subsection (iii) above, then each indemnifying party shall contribute to such amount paid or payable by such Indemnified Party or Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and/or the Operating Partnership on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bears to the Fee received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by either of the Transaction Entities on the one hand or the Underwriter on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Transaction Entities and the Underwriter agree that it would not be just and equitable if contribution pursuant to this subsection (iv) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (iv). The amount paid or payable by an Indemnified Party or Issuer Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (iv) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party or Issuer Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (iv), the Underwriter will not be required to contribute any amount in excess of the Fee received by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9. Termination.

(i) The obligations of the Underwriter under this Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriter: (a) there has occurred any material adverse change in the securities markets or any event, act or occurrence that has materially disrupted, or in the opinion of the Underwriter, will in the future materially disrupt, the securities markets or there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (b) there has occurred any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, including without limitation as a result of terrorist activities, such as to make it, in the judgment of the Underwriter, inadvisable or impracticable to market the Shares or enforce contracts for the sale of the Shares; (c) trading in the Shares or any securities of the Company has been suspended or materially limited; (d) trading generally on the New York Stock Exchange, Inc., NYSE MKT or Nasdaq has been suspended or materially limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by such system or by order of the Commission, FINRA, or any other governmental or regulatory authority; (e) a banking moratorium has been declared by any state or Federal authority; or (f) in the judgment of the Underwriter, there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Final Offering Circular, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, business affairs or business prospects of the Company and its Subsidiaries considered as a whole, whether or not arising in the ordinary course of business.

(ii) The obligations of the parties under this Agreement shall be automatically terminated in the event that: (i) notice is given to the Escrow Agent as determined prior to the close of business on the date scheduled for receipt of the Requisite Funds, that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business the Closing Date; (ii) the Company withdraws the Offering Statement; or (iii) the Company delivers written notice to the Underwriter that it has determined not to proceed with the Offering.

(iii) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in accordance with Sections 6 and 11 of this Agreement.

10. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (i)  if to the Company or the Operating Partnership, at the office of the Company, c/o Commencement Capital LLC, Attention: Investor Relations, with copies to Duval & Stachenfeld LLP, Attention: Evan Hudson, Esq. and File Manager (Ref. 3737.0001), 555 Madison Avenue, 6th Floor, New York, New York 10022 or (ii) if to the Underwriter, at the office of W.R. Hambrecht + Co., LLC, 909 Montgomery Street, 3rd Floor, San Francisco, California 94133, Attention: John Hullar, with copies to Kaplan Voekler Cunningham & Frank PLC, 1401 E. Cary St., Richmond, Virginia 23219, Attention: Robert R. Kaplan, Jr., Esq. Any such notice shall be effective only upon receipt. Any notice under Section 8 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

11. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, the Operating Partnership and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Operating Partnership, the Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 7, 8 and 10 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Underwriter, the Company, the Operating Partnership and their respective successors, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 8(i) and (iv) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Underwriter and any person or persons who control the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 8(ii) and (iv) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Offering Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Shares shall be deemed a successor because of such purchase.

13. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in such state. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the New York Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the New York Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. Each of the Transaction Entities has irrevocably appointed the Secretary of State of the State of New York pursuant to a Form U-2 Uniform Consent to Service of Process filed with the Secretary of State of the State of New York, as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the Borough of Manhattan, City of New York.

With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the New York Courts, and with respect to any Related Judgment, each party waives any such immunity in the New York Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

The obligations of the Company and/or the Operating Partnership pursuant to this Agreement in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by the Underwriter of any sum adjudged to be so due in such other currency, on which the Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to the Underwriter in United States dollars hereunder, the Transaction Entities agree as a separate obligation and notwithstanding any such judgment, to indemnify, jointly and severally, the Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to the Underwriter hereunder, the Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to the Underwriter hereunder.

14. Acknowledgement. The Transaction Entities acknowledge and agree that the Underwriter is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the Offering contemplated hereby. Additionally, the Underwriter is not advising the Company, the Operating Partnership or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is advising the Company or Operating Partnership on other matters). The Transaction Entities have conferred with their own advisors concerning such matters and shall be responsible for making their own independent investigations and appraisals of the transactions contemplated hereby, and the Underwriter shall have no responsibility or liability to the Company, the Operating Partnership or any other person with respect thereto. The Underwriter advises that it and its affiliates are engaged in a broad range of securities and financial services and that it or its affiliates may have business relationships or enter into contractual relationships with purchasers or potential purchasers of the Company’s securities. Any review by the Underwriter of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriter and shall not be on behalf of, or for the benefit of, the Company.

15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

16. Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto as to the matters covered hereby and supersedes all prior understandings, written or oral, relating to such subject matter.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding, please sign and return to the Company one of the counterparts hereof, and upon the acceptance hereof by you as the Underwriter, this Agreement and such acceptance hereof shall constitute a binding agreement between the Underwriter and the Company.

Very truly yours,

NY RESIDENTIAL REIT LLC

By:
Name:
Title:

NY RES REIT LP

By:
Name:
Title:

Solely in Respect of its Obligations under Section 6(iii) of this Agreement:

COMMENCEMENT CAPITAL, LLC

By:
Name:
Title:

Accepted as of the date hereof:

W.R. HAMBRECHT + CO., LLC

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE 1

TESTING-THE-WATERS COMMUNICATIONS

1. A website  in the form of the website filed with the Commission on April 25, 2017 as Exhibit 13.1 of Form 1-A.

2.  A booklet in the form of the booklet filed with the Commission on April 25, 2017 as Exhibit 13.1 of Form 1-A.

SCHEDULE 2

SUBSIDIARIES

1.	NY Res REIT LP, a Delaware limited partnership

SCHEDULE 3

BLUE SKY FILINGS

  New York
  Pennsylvania
  Connecticut
  Michigan
  Maryland
  California
  Washington D.C
  State of Washington
  Virginia

2

EXHIBIT A

FORM OF UNDERWRITER’S WARRANT

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED, OR BE THE SUBJECT OF ANY HEDGING, SHORT SALE, DERIVATIVE, PUT, OR CALL TRANSACTION THAT WOULD RESULT IN THE EFFECTIVE ECONOMIC DISPOSITION OF SUCH SECURITIES BY ANY PERSON FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS IMMEDIATELY FOLLOWING THE DATE OF QUALIFICATION OF THE 1-A POS (AS DEFINED BELOW), EXCEPT IN ACCORDANCE WITH FINRA RULE 5110(g)(2).

NY RESIDENTIAL REIT, LLC

COMMON SHARES PURCHASE WARRANT

Warrant Shares: [•]	Issuance Date: [•], 201_

            THIS COMMON SHARES PURCHASE WARRANT (the “Warrant”) certifies that, for value received, W.R. Hambrecht + Co., LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date that is 180 days after the qualification date of the post-qualification amendment filed on _______, 2017 (the “1-A POS”) to the Offering Statement (the “Initial Exercise Date”) and on or before the close of business on the five (5) year anniversary of the qualification date of the 1-A POS (the “Termination Date”) but not thereafter, to subscribe for and purchase from NY Residential REIT, LLC (the “Company”), up to [•] Common Shares (as subject to adjustment hereunder, the “Warrant Shares”). The purchase price per Warrant Share shall be equal to the Exercise Price, as defined in Section 2(b).

Section 1. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement, dated [•], 2017 (the “Agreement”), between the Company and the Holder.

Section 2. Exercise.

(a) Method of Exercise. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed facsimile copy of the Notice of Exercise form annexed hereto (the “Notice of Exercise”). Within three (3) trading days after the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank unless the cashless exercise procedure specified in Section 2(c) below is available and specified in the applicable Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three (3) trading days of the date the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases; provided that the records of the Company, absent manifest error, will be conclusive with respect to the number of Warrant Shares purchasable from time to time hereunder. The Company shall deliver any objection to any Notice of Exercise within one (1) business day after receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.

(b) Exercise Price. The exercise price per Common Share under this Warrant shall be $[•], subject to adjustment hereunder (the “Exercise Price”). Except as where otherwise permitted in accordance with Section 2(c), this Warrant may only be exercised by means of payment by wire transfer or cashier’s check drawn on a United States bank.

(c) Cashless Exercise. This Warrant may at the option of the Holder be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the VWAP on the trading day immediately preceding the date on which Holder elects to exercise this Warrant by means of a “cashless exercise,” as set forth in the applicable Notice of Exercise;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Shares are then listed or quoted on a Trading Market (as defined below), the daily volume weighted average price of the Common Shares for such date (or the nearest preceding date) on the Trading Market on which the Common Shares are then listed or quoted as reported by Bloomberg L.P. (“Bloomberg”) (based on a trading day from 9:30 a.m., Eastern time, to 4:00 p.m., Eastern time), (b) if the OTC Bulletin Board or any market, exchange or quotation system maintained by the OTC Markets Group, Inc., including, without limitation, OTCQB, OTCQX or OTC Pink (or any successors of the foregoing) is not a Trading Market and the Common Shares are then traded on such market, exchange or quotation system, the volume weighted average price of the Common Shares for such date (or the nearest preceding date) on such market, exchange or quotation system or (c) in all other cases, the net asset value of a Common Share as reported by the Company in accordance with FINRA Rule 2340.

“Trading Market” means the Nasdaq Capital Market, Nasdaq Global Market, Nasdaq Global Select Market, New York Stock Exchange, NYSE MKT or any other national securities exchange, market, or trading or quotation facility on which the Common Shares are then listed or quoted.

 (d) Mechanics of Exercise.

(i) Delivery of Warrant Shares Upon Exercise. The Company shall use its best efforts to cause the Warrant Shares purchased hereunder to be transmitted by the Company or its registered transfer agent, if any (the Company and/or the transfer agent in such role, the “Transfer Agent”) to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company is then a participant in such system and either (A) there is an effective registration statement or qualified offering statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate (if the Common Shares are then certificated), registered in the Holder’s or its designee’s name, to the address specified by the Holder in the Notice of Exercise by the date that is five (5) trading days after the latest of (A) the delivery to the Company of the Notice of Exercise, (B) surrender of this Warrant (if required) and (C) payment of the aggregate Exercise Price as set forth above (including by cashless exercise, if permitted) (such date, the “Warrant Share Delivery Date”). The Warrant Shares shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price (or by cashless exercise, if permitted) and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(vi) before the issuance of such shares, having been paid.

(ii) Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

(iii) Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(iv) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, Common Shares to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the Common Shares so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of Common Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Common Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Common Shares upon exercise of the Warrant as required pursuant to the terms hereof.

 (v) No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.

(vi) Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that, in the event Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

(vii) Closing of Books. The Company will not close its member books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

(e) Holder’s Exercise Limitations. The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates (as defined below), and any other Persons (as defined below) acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Common Shares beneficially owned by the Holder and its Affiliates shall include the number of Common Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Common Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Common Share Equivalents, as defined below) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 2(e), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Holder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 2(e) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether, and representation and certification to the Company that, this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 2(e), in determining the number of outstanding Common Shares, a Holder may rely on the number of outstanding Common Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Securities and Exchange Commission (the “Commission”), as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Transfer Agent setting forth the number of Common Shares outstanding. Upon the written or oral request of a Holder, the Company shall within two (2) trading days confirm orally and in writing to the Holder the number of Common Shares then outstanding. In any case, the number of outstanding Common Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding Common Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares issuable upon exercise of this Warrant.

The Holder, upon not less than 61 days’ prior written notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds the ownership limitations set forth in the Company’s operating agreement immediately after giving effect to the issuance of Common Shares upon exercise of this Warrant held by the Holder and the provisions of this Section 2(e) shall continue to apply. Any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

“Affiliate” means any Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, a Person.

“Common Share Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Shares.

“Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, or association.

Section 3. Certain Adjustments.

(a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on  its Common Shares or any other equity or equity equivalent securities payable in Common Shares (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding Common Shares into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding Common Shares into a smaller number of shares, or (iv) issues by reclassification of Common Shares any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of Common Shares (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of Common Shares outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of members entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time during which this Warrant is outstanding the Company grants, issues or sells any Common Share Equivalents or other rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Shares (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of Common Shares acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the Beneficial Ownership Limitation) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Shares are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Purchase Right to such extent (or beneficial ownership of such Common Shares as a result of such Purchase Right to such extent) and such Purchase Right to such extent shall be held in abeyance for the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation). The provisions of this Section 3(b) will not apply to any grant, issuance or sale of Common Share Equivalents or other rights to purchase stock, warrants, securities or other property of the Company which is not made pro rata to the record holders of any class of Common Shares.

 (c) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions (an “Asset Sale”), (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Shares or any compulsory share exchange pursuant to which the Common Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Common Shares (not including any Common Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of Common Shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of Common Shares for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one Common Share in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant after such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction that is (1) an all cash transaction, (2) a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act, or (3) a Fundamental Transaction involving a person or entity not traded on Trading Market, the Company or any Successor Entity (as defined below) shall, at the option of the Holder or the Company or any Successor Entity, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction, purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the trading day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in such Fundamental Transaction; provided, that if the Fundamental Transaction is an Asset Sale then such underlying price shall be equal to the per share liquidating distribution on the Common Shares made or provided for as a result of the Asset Sale, and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction, or if there be no public announcement then the effective date of the applicable Fundamental Transaction, and the Termination Date. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant in accordance with the provisions of this Section 3(c), and to deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock, or equivalent equity security, of such Successor Entity (or its parent entity) equivalent to the Common Shares acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) before such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the Common Shares pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction). Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

(d) Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of Common Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Common Shares (excluding treasury shares, if any) issued and outstanding.

(e) Notice to Holder.

(i) Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.

(ii) Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Shares, (C) the Company shall authorize the granting to all holders of the Common Shares rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any members of the Company shall be required in connection with any reclassification of the Common Shares, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Shares are converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register (as defined in Section 4(c)) of the Company, at least 10 business days before the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K if the Company is then subject to reporting under the Exchange Act or on Form 1-U if the Company is then subject to reporting under Regulation A. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4. Transfer of Warrant.

(a) Transferability. Subject to Section 6(f), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this original Warrant shall promptly be cancelled. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued. Neither this Warrant nor any Warrant Shares issued upon exercise of this Warrant shall be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of qualification or commencement of sales of the offering pursuant to which this Warrant is being issued, except the transfer of any security:

(i) by operation of law or by reason of reorganization of the Company;

(ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period; or

(iii) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction in this Section 4(a) for the remainder of the time period.

(b) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.

(c) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5. Piggyback Registration Rights.

To the extent the Company does not maintain an effective registration statement for the Warrant Shares and in the further event that the Company files a registration statement with the Commission covering the sale of its Common Shares (other than a registration statement on Form S-4 or S-8, or on another form, or in another context, in which such “piggyback” registration would be inappropriate), then, for a period commencing on the Initial Exercise Date and terminating on the second (2nd) anniversary of the Initial Exercise Date, the Company shall give written notice of such proposed filing to the holders of Warrant Shares as soon as practicable but in no event less than ten (10) business days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and offer to the holders of Warrant Shares in such notice the opportunity to register the sale of such number of shares of Warrant Shares as such holders may request in writing within five (5) business days after receipt of such notice (a “Piggyback Registration”). The Company shall cause such Warrant Shares to be included in such registration and shall use its commercially reasonable efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit the Warrant Shares requested to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Warrant Shares in accordance with the intended method(s) of distribution thereof. All holders of Warrant Shares proposing to distribute their securities through a Piggyback Registration that involves an underwriter or underwriters shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Registration.

Section 6. Miscellaneous.

(a) No Rights as Member Until Exercise. This Warrant does not entitle the Holder to any voting rights, dividend rights or other rights as a member of the Company before the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth herein.

(b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

(c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a business day, then, such action may be taken or such right may be exercised on the next succeeding business day.

(d) Authorized Shares. The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Shares a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such commercially reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Shares may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of formation or operating agreement or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions therefor, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the laws of the State of New York, without regard to conflict of laws principles, and federal or state courts sitting in the State of New York shall have exclusive jurisdiction over matters arising out of this Warrant.

(f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.  The Holder agrees not to offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except under circumstances that will not result in a violation of the Act or any state securities law. This Warrant and all Warrant Shares issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a customary restricted securities legend. The Holder further represents as follows:

(i) The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Act. The Holder is acquiring this Warrant and the Warrant Shares to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Shares, except pursuant to sales registered or exempted under the Act; provided, however, that, subject to Section 4(a)(ii), the Holder may transfer this Warrant to other any FINRA member firms participating in the offering and the officers or partners thereof.

(ii) The Holder understands and acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

(iii) The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Shares. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

(g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant or the Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any and all costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(h) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered to the Holder at its last address as it shall appear upon the Warrant Register.

(i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Shares or as a member of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages alone would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

(k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

(l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

NY RESIDENTIAL REIT, LLC

By:

Name:

Title:

NOTICE OF EXERCISE

 TO: NY RESIDENTIAL REIT, LLC

(1) The undersigned hereby elects to purchase ________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, dated _______, 201__, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

       in lawful money of the United States by wire transfer or cashier’s check drawn on a United States bank; or

       if permitted by the terms of the Warrant, the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:
Signature of Authorized Signatory of Investing Entity:
Name of Authorized Signatory:
Title of Authorized Signatory:
Date:

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute
this form and supply required information.
Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, ____ all of or _______ shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to whose address is:

Date: ______________, _______

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

EXHIBIT B

FORM OF TAX OPINION OF DUVAL & STACHENFELD LLP

[to be provided]